Exhibit 10.1

Execution Version

Square, Inc.

0.00% Convertible Senior Notes Due 2026

0.25% Convertible Senior Notes Due 2027

Purchase Agreement

November 9, 2020

Goldman Sachs & Co. LLC

As representative of the several Purchasers named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

Square, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this purchase agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom Goldman Sachs & Co. LLC is acting as representative (the “Representative”), an aggregate of $500,000,000 principal amount of its 0.00% Convertible Senior Notes due 2026 (the “2026 Notes”) and an aggregate of $500,000,000 principal amount of its 0.25% Convertible Senior Notes due 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Firm Securities”), and at the option of the Representative on behalf of the Purchasers, and solely to cover over-allotments, up to an aggregate of $75,000,000 additional principal amount of 0.00% Convertible Senior Notes due 2026 (the “2026 Optional Securities”) and up to an aggregate of $75,000,000 additional principal amount of 0.25% Convertible Senior Notes due 2027 (the “2027 Optional Securities” and, together with the 2027 Optional Securities, the “Optional Securities”) . The Firm Securities and the Optional Securities are herein collectively called the “Securities”. The Securities will be convertible into cash, shares (the “Underlying Shares”) of Class A common stock of the Company, par value $0.0000001 per share (the “Class A Common Stock”) or a combination of cash and Underlying Shares, at the Company’s election.

In connection with the offering of the Firm Securities, the Company is separately entering into convertible note hedge transactions and warrant transactions with one or more counterparties, which may include the Purchasers or affiliates thereof (each, a “Call Spread Counterparty”), in each case pursuant to a convertible note hedge confirmation (a “Base Bond Hedge Confirmation”) and a warrant confirmation (a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Optional Securities, the Company and each Call Spread Counterparty may enter into additional convertible note hedge transactions and additional warrant transactions, in each case pursuant to an additional convertible note hedge confirmation (an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Purchasers pursuant to Section 2 hereof to purchase such Optional Securities is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering memorandum, dated November 9, 2020 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated November 9, 2020 (the “Offering Memorandum”), have been prepared in connection with the offering of the Securities and Underlying Shares, if any, issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum”. Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the Exchange Act Reports). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b) For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)) listed on Schedule II(d) hereto) does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Memorandum; and, since the respective dates as of which information is given or incorporated by reference in the Pricing Memorandum, (x) there has not been any change in the capital stock (including any dividend or distribution declared, paid or otherwise made) (other than as a result of the exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Memorandum or the repurchase of shares of stock which were issued pursuant to the early exercise of stock options by option holders) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than, in each case, as set forth or contemplated in the Pricing Memorandum and (y) the Company and its subsidiaries (A) have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business nor (B) entered into any material transactions other than in the ordinary course of business, other than, in each case, as described in the Pricing Memorandum;

(d) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (u)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) the Enforceability Exceptions (as defined below); and (B) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, or except where the failure to be so qualified or be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each subsidiary of the Company organized in the United States has been duly incorporated or formed, as applicable, and is validly existing as a corporation or other entity, as applicable, and in each case in good standing under the laws of its applicable jurisdiction of incorporation or formation to the extent such concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described or incorporated by reference in the Pricing Memorandum, none of the Company’s subsidiaries is, individually or in the aggregate, a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(f) The Company has an authorized capitalization as described as “Actual” under the section titled “Capitalization” as set forth in the Pricing Memorandum and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are non-assessable; the Underlying Shares issuable upon conversion of the Securities (assuming physical settlement of all conversions) have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued and delivered in accordance with the provisions of the Securities and the Indentures referred to below, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Class A Common Stock contained in the Pricing Disclosure Package and the Offering Memorandum; and all of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances, equities or claims imposed in connection with the Company’s revolving secured credit facilities (as amended, the “Credit Facilities”), which Credit Facilities are described in the Pricing Memorandum);

(g) The Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with the indentures to be dated as of November 13, 2020 (the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), under which they are to be issued, and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law) (“Enforceability Exceptions”);

(h) Each of the Indentures has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms and entitled to the benefits provided thereby, except as limited by the Enforceability Exceptions; and the Securities and each of the Indentures will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum;

(i) Prior to the date hereof, the Company and its subsidiaries have not, and to the Company’s knowledge none of its affiliates acting on its behalf has, taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indentures, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or Bylaws or similar organizational documents of (i) the Company or (ii) any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A), (B)(ii) and (C) for such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, or the Indentures, except such consents, approvals, authorizations, orders, registrations or qualifications as have already been obtained or made or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and listing of the Underlying Shares;

(k) (i) Neither the Company nor any of its subsidiaries organized in the United States is in violation of its Certificate of Incorporation or Bylaws or similar organizational documents, as applicable, and (ii) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of this clause (ii) for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l) The statements set forth in the Pricing Memorandum and the Offering Memorandum under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Common Stock (as defined below), and under the captions, “Certain U.S. Federal Income Tax Considerations”, “Plan of Distribution”, and “Risk Factors – Our business is subject to extensive regulation and oversight in a variety of areas, all of which are subject to change and uncertain interpretation”, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the caption “Business – Government Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize such laws and documents in all material respects;

(m) Other than as set forth in the Pricing Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act (“Rule 144A”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, and will be eligible for resale under Rule 144A;

(o) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) This Agreement has been duly authorized, executed and delivered by the Company;

(r) Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act (other than by means of a Permitted General Solicitation, as defined below);

(s) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(t) KPMG LLP and Ernst & Young LLP, which have each certified certain financial statements of the Company and its subsidiaries, are each an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(u) The Company and its subsidiaries own or possess, or could obtain on commercially reasonable terms, sufficient rights to use all patents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, applications for trademarks, service marks and tradenames, Internet domain names and all goodwill associated therewith and other technology and intellectual property rights (collectively, the “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, except other than as set forth in the Pricing Memorandum or where the failure to own or possess any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Memorandum or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s knowledge, the conduct of the respective businesses of the Company and its subsidiaries does not and will not infringe, misappropriate, dilute or otherwise violate (collectively, “Infringe”) the Intellectual Property of others, (ii) no action, suit, proceeding or claim, including requests for indemnification, cease-and-desist letters and invitations to license (collectively, “Action”) is pending or, to the Company’s knowledge, threatened, alleging that the Company or any of its subsidiaries is Infringing the Intellectual Property of others, (iii) to the Company’s knowledge, no third party is Infringing any Intellectual Property owned by the Company or any of its subsidiaries, (iv) no Action is pending or, to the Company’s knowledge, threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property owned by the Company or any of its subsidiaries (with the exception of routine office actions in connection with applications for the registration or issuance of such Intellectual Property) and (v) the Company and its subsidiaries take reasonable actions to maintain and protect their Intellectual Property and to maintain the confidentiality of their trade secrets and prevent the unauthorized dissemination of their confidential information or, to the extent required by contract, the confidential information of third parties in their possession. Except as described in the Pricing Memorandum and the Offering Memorandum, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, (x) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the patents or patent applications owned by the Company or its subsidiaries and (y) there is no prior art that may render any patent or patent application owned by the Company or its subsidiaries unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(v) Except as described in the Pricing Memorandum and the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and (iii) the Company and its subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards.

(w) Except as described in the Pricing Memorandum, (i) there are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened; and (ii) hours worked by and payment made to employees of the Company or any of its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters, except, in the case of (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x) Except as described or incorporated by reference in the Pricing Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) with respect to any preemptive rights to subscribe for the Underlying Shares, except as may have been duly waived;

(y) The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the business in which it is engaged; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(z) The Company and each of its subsidiaries (i) are in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no proceedings that are pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed;

(aa) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries possess, and are in compliance with the terms and conditions of, all certificates, authorizations, franchises, licenses, approvals and permits (“Licenses”) necessary to the conduct of the business now conducted and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses;

(bb) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”). Except as disclosed in the Pricing Memorandum, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, provided, however, that with respect to businesses acquired by the Company since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, under the guidelines established by the Commission, management of the Company is allowed to exclude the internal control over financial reporting of an acquired business from its assessment of its internal control over financial reporting for the fiscal year in which the business was acquired;

(cc) Except as set forth in the Pricing Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting, provided, however, that with respect to businesses acquired by the Company since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, under the guidelines established by the Commission, management of the Company is allowed to exclude the internal control over financial reporting of an acquired business from its assessment of its internal control over financial reporting for the fiscal year in which the business was acquired;

(dd) The Company and its subsidiaries on a consolidated basis maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to comply with the requirements of the Exchange Act and provide reassurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (ii) have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and (iii) are effective;

(ee) The statistical and market-related data included in the Pricing Memorandum and the Offering Memorandum are based on or derived from estimates and sources that the Company believes to be reliable and accurate in all material respects;

(ff) The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers that was prohibited by the Sarbanes-Oxley Act of 2002;

(gg) Except as described in the Pricing Memorandum and the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon. Except as described in the Pricing Memorandum and the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no tax deficiency has been determined adversely to the Company or any of its subsidiaries, and (ii) the Company has not received any written notice from any taxing authorities asserting any tax deficiency against the Company and its subsidiaries;

(hh) None of the Company, any of its subsidiaries nor any director, executive officer, nor, to the knowledge of the Company, any employee, agent or controlled affiliate of the Company or any of its subsidiaries (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) from corporate funds; (iii) has violated, is in violation of or will violate any provision of the Foreign Corrupt Practices Act of 1977, Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) has made or will make any bribe, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries and controlled affiliates have conducted their business in compliance with applicable anti-corruption laws in all material respects and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws in all material respects;

(ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over and applicable to the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj) (i) None of the Company, any of its subsidiaries nor any director, executive officer, nor, to the knowledge of the Company, any employee, agent or controlled affiliate of the Company or any of its subsidiaries, is, or is owned or controlled by a Person that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); (ii) the Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) the Company represents and covenants that, for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(kk) Except as described in the Pricing Memorandum and the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have (1) operated and currently operate their respective businesses in a manner compliant with all applicable foreign, federal, state and local laws and regulations, applicable industry guidelines and codes of conduct, all contractual obligations and all Company policies (internal and posted) related to privacy and data security applicable to the Company’s, and its subsidiaries’, collection, use, handling, transfer, transmission, storage, disclosure and/or disposal of the data of their respective customers, employees and other third parties (the “Privacy and Data Security Laws”), and neither the Company nor any of its subsidiaries have received a notice or claim of any violation of any of the foregoing and (2) implemented, and have been and are in compliance with, applicable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Laws and that their respective customers’, employees’, and third party data is protected against loss, damage, and unauthorized access, use, modification, or other misuse and (ii) there has been no loss or unauthorized access, use, modification or breach of security of customer, employee or third party data maintained by or on behalf of the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has notified, and nor is planning to notify, any customer, governmental entity or the media of any such event;

(ll) No subsidiary of the Company is currently prohibited (except as may be limited by regulatory authorities or applicable laws and reguations), directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividend to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any such subsidiary’s properties or assets to the Company or any subsidiary of the Company, except in each case as disclosed in the Pricing Memorandum and the Offering Memorandum;

(mm) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any member of the Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than for Public Benefit Guaranty Corporation (the “PBGC”) premiums due but not delinquent under Section 4007 of ERISA) with respect to any Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (v) there is no pending or, to the Company’s knowledge, threatened audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (vi) none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s recently completed fiscal year; or (y) a material increase in the Company “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; and

(nn) There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) in the case of the 2026 Notes, 98.6% of the principal amount thereof (the “2026 Purchase Price”) and (ii) in the case of the 2027 Notes, 98.6% of the principal amount thereof (the “2027 Purchase Price” and, each of the 2026 Purchase Price and the 2027 Purchase Price, as applicable, the “Purchase Price”) plus accrued interest, if any, from November 13, 2020 to the first Time of Delivery (as defined in Section 4 hereof), the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Representative on behalf of the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the Purchase Price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the relevant Optional Securities as to which such election shall have been exercised (to be adjusted by the Purchasers so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of the relevant Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of such Optional Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of such Optional Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their option up to (i) in the case of the 2026 Notes, $75,000,000 aggregate principal amount of 2026 Optional Securities and (ii) in the case of the 2027 Notes, $75,000,000 aggregate principal amount of 2027 Optional Securities, solely to cover over-allotments, at the applicable purchase price set forth in clause (a) of the first paragraph of this Section 2 plus accrued interest, if any, from November 13, 2020 to such Subsequent Time of Delivery (as defined in Section 4 hereof). Any such election to purchase Optional Securities may be exercised by written notice from the Representative on behalf of the Purchasers to the Company, given within a period of 30 calendar days from the date of this Agreement, setting forth the aggregate principal amount of the relevant Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery or, unless the Representative and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days (as defined below) after the date of such notice.

3. Upon the authorization by the Representative of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with, the Company that:

(a) it will sell the Securities only to persons whom it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A;

(b) It is a QIB within the meaning of Rule 144A under the Securities Act or an Institutional Accredited Investor, within the meaning of Rule 501(a) under the Securities Act; and

(c) Neither it nor any of its affiliates or any other person acting on its or their behalf will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (other than by means of a Permitted General Solicitation, as defined below).

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman Sachs & Co. LLC at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 13, 2020 or such other time and date as the Representative and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing; provided, however, that such delivery date must be at least three New York Business Days (as defined below) after such written notice is given and may not be earlier than the First Time of Delivery (as defined below) nor later than ten New York Business Days (as defined below) after the date of such notice; provided further, that solely with respect to an Optional Securities written notice that is delivered prior to the First Time of Delivery, the related Time of Delivery (as defined below) must be at least one New York Business Day after the written notice is given. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, any such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called a “Subsequent Time of Delivery”, and each such time and date for delivery are herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Purchasers:

(a) To prepare the Offering Memorandum in a form approved by the Representative; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by the Representative promptly after reasonable notice thereof; and to furnish the Representative with copies thereof;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities and the Underlying Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in such jurisdiction in which it was not otherwise subject to taxation as a foreign corporation;

(c) To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as the Representative may from time to time reasonably request, and if, at any time prior to the completion of the distribution of the Securities, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum, to notify the Representative and upon the request of the Representative to prepare and furnish without charge to each Purchaser and to any dealer in securities (whose name and address the Purchasers shall furnish to the Company) as many written and electronic copies as the Representative may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance; and furthermore, if the Pricing Memorandum is being used to solicit offers to buy the

Securities at a time when the Offering Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Memorandum in order to make the statements therein, in light of the circumstances, not misleading, or if, in the opinion of counsel for the Purchasers, it is necessary to amend or supplement the Pricing Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers and to any dealer upon request, either amendments or supplements to the Pricing Memorandum so that the statements in the Pricing Memorandum as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Memorandum, as amended or supplemented, will comply with applicable law;

(d) During the period beginning from the date hereof and continuing until the date that is 60 days after the date of the Offering Memorandum, without the prior written consent of Goldman Sachs & Co. LLC, not to (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Securities or the Class A Common Stock or the Company’s Class B Common Stock, par value $0.0000001 per share (together with the Class A Common Stock, the “Common Stock”), or any other securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any Securities or any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than registration statements on Form S-8 relating to securities granted or to be granted by the Company pursuant to any employee benefit plan, the terms of which have been disclosed in the Pricing Memorandum, or (iv) publicly disclose the intention to take any of the actions prohibited in clauses (i) through (iii).

The restrictions contained in the preceding paragraph shall not apply to (1) the Securities to be sold hereunder and the issuance of Underlying Shares upon the conversion of the Securities, and the entry into, or the issuance by the Company of any Common Stock upon settlement or termination of, the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, (2) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock or restricted stock units or the conversion of a security outstanding on the date of this Agreement and described in the Pricing Memorandum, (3) the issuance by the Company (or the receipt by any officer or director) of Common Stock or other securities convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock pursuant to the Company Stock Plans that are described in the Pricing Memorandum, (4) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s stock plans that are described in the Pricing Memorandum or any assumed employee benefit plan contemplated by clause (5), (5) the entry into an agreement providing for the issuance by the Company of shares of Class A Common Stock or any security convertible into or exercisable for, or that represents the right to receive, shares of Class A Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement and (6) the entry into an agreement providing for the issuance of shares of Class A Common Stock or any security convertible into or exercisable for, or that represents the right to receive, shares of Class A Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (5) and (6), the aggregate number of shares of Class A Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (5) and (6) shall not exceed 7% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further, that in the case of clauses (5) and (6), any such securities issued pursuant thereto shall be subject to transfer restrictions substantially similar to those contained in Annex C, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Purchasers.

(e) Not to be or become, at any time prior to the expiration of two years after the First Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time prior to one year after the latest Time of Delivery when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities designated by such holders, information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

(g) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection (g) by electronically filing such reports or information through EDGAR as long as the Company files all reports required under Section 13 or 15(d) of the Exchange Act;

(h) The Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Securities Act) for a period of one (1) year after the last date of issuance of such Securities;

(i) To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”;

(j) To reserve and keep available at all times, free of preemptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Class A Common Stock upon conversion of the Securities; and

(k) To use its reasonable best efforts to list for trading, subject to notice of issuance, the Underlying Shares on the New York Stock Exchange.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) other than as listed on Schedule II(b) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(b) Each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c) Any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representative, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively.

7. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Underlying Shares and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any

amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indentures, the Securities, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Underlying Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonably documented fees and disbursements of one counsel in each jurisdiction for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such fees not to exceed $10,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Securities; (vii) any cost incurred in connection with the listing of the Underlying Shares; (viii) any other costs and expenses related to the transfer and delivery of the Securities to the Purchasers, including any transfer taxes or other taxes payable thereon; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Simpson Thacher & Bartlett LLP, counsel for the Purchasers, shall have furnished to the Representative their written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representative may reasonably request, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representative such written opinion or opinions, dated such Time of Delivery, in form and substance attached hereto as Annex A;

(c) On the date of this Agreement and also at each Time of Delivery, KPMG LLP and Ernst & Young LLP shall have each furnished to the Representative a letter or letters, dated the respective dates of delivery thereof (the executed copy of the letters delivered on the date of this Agreement is attached as Annex B(1) hereto and a form of the letters to be delivered at each Time of Delivery is attached as Annex B(2) hereto);

(d) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Memorandum, and (ii) since the respective dates as of which information is given or incorporated by reference in the Pricing Memorandum there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the vesting of restricted stock or restricted stock units or the granting of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Memorandum or the repurchase of any shares of Stock which were issued pursuant to the early exercise of stock options by option holders) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Memorandum;

(e) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange and the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(f) The Underlying Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(g) The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement in the form attached hereto as Annex C from each of the parties listed on Schedule IV hereto;

(h) The chief financial officer of the Company shall have furnished to you a certificate (a form of which is attached as Annex D hereto), on the date of this Agreement and on each Time of Delivery, in form and substance reasonably satisfactory to the Purchasers;

(i) The Purchasers shall have received an executed copy of the Indentures;

(j) The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(k) The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section 8 and as to such other matters as the Representative may reasonably request.

9. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.

(b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnified party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it pursuant to this Agreement and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act and each affiliate of each Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein at the applicable Time of Delivery. If within thirty-six hours after such default by any Purchaser the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in the opinion of the Representative may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligation of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through the Representative for all documented out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13. (a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to the Representative c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, telephone 1-866-471-2526; and if to any stockholder that has delivered a lock-up agreement described in Section 8(g) hereof shall be delivered or sent by mail to his, her or its address as such stockholder provides in writing to the Company; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchaser Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

16. In all dealings hereunder, the Representative shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you as the Representative.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement.

19. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

21. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

22. The Company and each Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

24. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,
SQUARE, INC.

By:	/s/ Amrita Ahuja
Name:	Amrita Ahuja
Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted as of the date hereof:
GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

On behalf of each of the Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE I

Purchasers	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2026 Optional Securities to be Purchased if Maximum Option Exercised	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2027 Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	$250,050,000	$37,507,500	$250,050,000	$37,507,500
J.P. Morgan Securities LLC	$71,450,000	$10,717,500	$71,450,000	$10,717,500
SMBC Nikko Securities America, Inc.	$35,700,000	$5,355,000	$35,700,000	$5,355,000
Wells Fargo Securities, LLC	$35,700,000	$5,355,000	$35,700,000	$5,355,000
Morgan Stanley & Co. LLC	$35,700,000	$5,355,000	$35,700,000	$5,355,000
U.S. Bancorp Investments, Inc.	$35,700,000	$5,355,000	$35,700,000	$5,355,000
HSBC Securities (USA) Inc.	$35,700,000	$5,355,000	$35,700,000	$5,355,000

Total	$500,000,000	$75,000,000	$500,000,000	$75,000,000

SCHEDULE II

(a) Additional Documents Incorporated by Reference:

None.

(b) Company Supplemental Disclosure Documents:

Term Sheet setting forth the final terms of the Securities, substantially in the form attached hereto as Schedule III.

Roadshow presentation

(c) Purchaser Supplemental Disclosure Documents:

None.

(d) Permitted General Solicitation Materials:

None.

SCHEDULE III

[Term Sheet]

SCHEDULE IV

Ajmere Dale

Alyssa Henry

Amrita Ahuja

Amy Brooks

Anna Patterson

Brian Grassadonia

Darren Walker

David Viniar

Jack Dorsey

James McKelvey, Jr.

Lawrence Summers

Mary Meeker

Paul Deighton

Randy Garutti

Roelof Botha

Sivan Whiteley

ANNEX A

[Form of Opinion and Negative Assurance Letter of

Wilson Sonsini Goodrich & Rosati, Professional Corporation]

1.

The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own or lease its properties and carry on its business, as described in the Final Offering Memorandum. The Company is qualified to do business as a foreign corporation in the State of California.

2.

The execution and delivery of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Purchase Agreement has been duly executed and delivered by the Company.

3.	The Company has the corporate power to execute and deliver the Operative Documents and to perform its obligations under the terms of the Operative Documents.

4.

The Securities being issued on the date hereof are in the form contemplated in the relevant Indenture and have been duly authorized by all necessary corporate action of the Company and have been duly executed by the Company and when authenticated by the Trustee in accordance with the terms of the relevant Indenture (which authentication we have not determined by inspection of the Securities) and issued and delivered to the Purchasers against payment of the purchase price therefor specified in the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

Each Indenture has been duly authorized by all necessary corporate action on the part of the Company and each Indenture has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, each Indenture constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms.

6.

The shares of Common Stock initially issuable upon conversion of the Securities (assuming full physical settlement of the Securities and including shares of Common Stock issuable with respect to any Make-Whole Fundamental Change (as defined in the relevant Indenture)) (the “Shares”) have been duly authorized by all necessary corporate action on the part of the Company and the Shares, if any, when issued upon due conversion of the relevant Securities in accordance with the terms of such Securities and the relevant Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Certificate of Incorporation or Bylaws or the DGCL.

7.

The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as such statements purport to constitute a summary of the terms of the Indentures and the Securities, fairly summarize such terms in all material respects.

8.

The statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to summarize the United States federal tax laws referred to therein or legal conclusions with respect thereto, are fair summaries in all material respects.

9.

The statements set forth in the General Disclosure Package and Final Offering Memorandum under the caption “Description of Capital Stock,” insofar as such statements constitute summaries of legal matters or documents, fairly summarize the matters and documents referred to therein in all material respects.

10.

The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be required to be registered as, an “investment company,” as such term is defined in the Investment Company Act.

11.

None of the issuance and sale of the Securities being delivered on the date hereof, the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Indentures and the Securities or the consummation of the transactions contemplated thereby will (i) violate the Certificate of Incorporation or Bylaws, (ii) conflict with, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under any Reviewed Agreement, or (iii) result in a violation of any Reviewed Judgment.

12.

No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, New York, California or Delaware (solely with respect to the DGCL) governmental agency or body or court is required for the execution and delivery of the Purchase Agreement, the offer and sale by the Company of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indentures, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state securities or Blue Sky laws, and (iii) as contemplated by the Operative Documents.

13.

No registration of the Securities or the Shares is required under the Securities Act for the sale of the Securities by the Company to the Purchasers pursuant to the Purchase Agreement and the Indentures or for the initial resale of the Securities by the Purchasers in the manner contemplated by the Purchase Agreement, the General Disclosure Package and the Final Offering Memorandum, and it is not necessary to qualify the Indentures under the Trust Indenture Act (it being understood that, in each case, no opinion is expressed as to any subsequent resale of the Securities or the consequences thereof).

14.	The authorized capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of Capital Stock.”

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Purchasers, counsel for the Purchasers and representatives of the independent certified public accountants of the Company at which the contents of the General Disclosure Package, the Final Offering Memorandum and related matters were reviewed and discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the General Disclosure Package or the Final Offering Memorandum (except to the extent of our statements in paragraphs 7, 8, 9 and 14 of our opinion letter separately delivered to you today pursuant to the Purchase Agreement), and we have made no independent check or verification thereof, no facts have come to our attention in the course of such review and discussion that have caused us to believe that:

(i) the General Disclosure Package, as of [●] p.m. New York time on November 9, 2020, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(ii) the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you as the Purchasers, we have not been called to pass upon, and we express no view regarding, the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules included in or omitted from the General Disclosure Package or Offering Memorandum. Further, we express no view as to the conveyance of the General Disclosure Package or the information contained therein to investors.

ANNEX B

[Form of Comfort Letter and Form of Bring-Down Comfort Letter

of KPMG LLP and Ernst & Young LLP.]

ANNEX C

[Form of Lock-Up]

ANNEX D

[Form of Chief Financial Officer’s Certificate]

Separately Circulated